                                                                    EXHIBIT 99.9


                          [JONES & BLOUCH LETTERHEAD]



                                                 APRIL 28, 1997


BOARD OF DIRECTORS
THE AMERICAN LIFE INSURANCE COMPANY
 OF NEW YORK

320 PARK AVENUE
NEW YORK, NEW YORK 10022


GENTLEMEN:

  We hereby consent to the reference to this firm under the caption
"Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 of the American Separate Account No. 2 and the American Life Insurance Company of New York, File No. 33-66406, to be filed with the Securities and Exchange Commission.


                                    VERY TRULY YOURS,



                                    JONES & BLOUCH LLP